     As filed with the Securities and Exchange Commission on August 29, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  UROCOR, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        75-2117882
(State or other jurisdiction of                   (I.R.S Employer Identification
 incorporation or organization)                               No.)


     840 RESEARCH PARKWAY
    OKLAHOMA CITY, OKLAHOMA                                   73104
(Address of Principal Executive                             (Zip Code)
           Offices)

   UROCOR, INC. SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)

                                MICHAEL W. GEORGE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  UROCOR, INC.
                              840 RESEARCH PARKWAY
                          OKLAHOMA CITY, OKLAHOMA 73104
                     (Name and address of agent for service)

                                  405/290-4000
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                           ATTENTION: ROBERT E. WILSON

                               ------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.: /X/

                                           CALCULATION OF REGISTRATION FEE
========================= ========================= ========================== ========================== ==================
 TITLE OF SECURITIES TO   AMOUNT TO BE REGISTERED       PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
     BE REGISTERED                                  OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE   REGISTRATION FEE
                                                               (1)                        (1)
------------------------- ------------------------- -------------------------- -------------------------- ------------------
Common Stock, $.01 par       700,000 shares (2)               $5.97                   $4,179,000               $1,104
value
========================= ========================= ========================== ========================== ==================

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market on August 24, 2000.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Second Amended and Restated 1992 Stock Option Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration Nos. 333-16075 and 333-58015, the "Earlier Registration Statement") relating to the UroCor Inc. Amended and Restated 1992 Stock Option Plan (the "1992 Plan") is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

ITEM 8.         EXHIBITS.

                4.1      --       Amendment to UroCor, Inc. Second Amended and
                                  Restated 1992 Stock Option Plan, as amended.

                5.1      --       Opinion of Fulbright & Jaworski L.L.P.

                23.1     --       Consent of Arthur Andersen LLP.

                23.2     --       Consent of Fulbright & Jaworski L.L.P.
                                  (included in Exhibit 5.1).

                24.1     --       Powers of Attorney (contained on page II-2).

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 25th day of August, 2000.

                                  UROCOR, INC.

                                  By: /s/ Bruce C. Hayden
                                      ------------------------------------------
                                      Bruce C. Hayden
                                      Senior Vice President, Chief Financial
                                          Officer, Secretary and Treasurer

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael W. George and Bruce
C. Hayden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Signature                                            Title                                Date
                     ---------                                            -----                                ----
/s/ MICHAEL W. GEORGE                                President, Chief Executive Officer and Director       August 25, 2000
---------------------------------------------                 (Principal Executive Officer)
Michael W. George

                                                     Senior Vice President, Chief Financial Officer,
/s/ BRUCE C. HAYDEN                                 Secretary and Treasurer (Principal Financial and       August 25, 2000
---------------------------------------------                      Accounting Officer)
Bruce C. Hayden

/s/ HERBERT J. CONRAD                                      Chairman of the Board and Director              August 25, 2000
---------------------------------------------
Herbert J. Conrad

/s/ AARON BEAM, JR.                                                     Director                           August 25, 2000
---------------------------------------------
Aaron Beam, Jr.

/s/ MICHAEL E. HERBERT                                                  Director                           August 25, 2000
---------------------------------------------
Michael E. Herbert

/s/ MICHAEL R. MILLER                                                   Director                           August 25, 2000
---------------------------------------------
Michael R. Miller

/s/ THOMAS C. RAMEY                                                     Director                           August 25, 2000
---------------------------------------------
Thomas C. Ramey

/s/ LOUIS M. SHERWOOD, M.D.                                             Director                           August 25, 2000
---------------------------------------------
Louis M. Sherwood, M.D.

                                  EXHIBIT INDEX

      EXHIBIT NUMBER                    DESCRIPTION
           4.1              Amendment to UroCor, Inc. Second Amended and
                            Restated 1992 Stock Option Plan, as amended.

           5.1              Opinion of Fulbright & Jaworski L.L.P.

           23.1             Consent of Arthur Andersen LLP.

           23.2             Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1).

           24.1             Powers of Attorney (contained on page II-2).